Lawrence E. Wilson

Direct Number:  (713) 425-7464
Fax Number:  (713) 425-7700
E-Mail:  lwilson@krcl.com

September 8, 2011

Board of Directors
Performance Sports Brands, Inc.
1021 N. Sepulveda Blvd., Suite G
Manhattan Beach, CA 90266

RE:  KRCL Opinion No. 2011-23; Registration Statement on Form S-1 relating to the resale by certain selling stockholders named therein of up to 3,205,000 shares of the Common Stock, $.001 par value per share, of Performance Sports Brands, Inc.

Ladies and Gentlemen:

We have acted as counsel to Performance Sports Brands, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offer and sale by certain stockholders of the Company listed in the Registration Statement, from time to time, pursuant to Rule 415 of the Securities Act, of up to 3,205,000 shares of common stock, par value $.001 per share of the Company (the “Securities”).

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) the Registration Statement and all exhibits thereto, (iii) the Minutes and Resolutions of the Board of Directors of the Company authorizing and approving the issuance of the Securities and the Registration Statement and (iv) such other statutes, records, certificates, agreements, and documents as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed.  As to various questions of the fact material to the opinion hereinafter expressed, we have relied in part, and to the extent we have deemed necessary or appropriate, without independent check or verification of their accuracy, on the representations and warranties of the Company contained in the records, certificates, agreements, instruments, and documents furnished or made available to us by the Company or the officers or other representatives of the Company, including, without limitation, the representations of the Company regarding receipt of consideration for the Securities (having a value not less than the par value of the Securities).  In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies thereof, and the authenticity of the originals of such latter documents.

Board of Directors
Performance Sports Brands, Inc.
September 8, 2011

Based upon the foregoing, subject to the assumptions, qualifications, limitations, and exceptions set forth herein, and reliance on the statements of facts contained in the documents that we have examined, we are of the opinion that the Securities are duly authorized, validly issued, fully paid, and non-assessable shares of common stock of the Company.

The opinions expressed herein are limited to the federal laws of the United States of America and, to the extent relevant to the opinion expressed herein the Nevada Revised Statutes of the State of Nevada and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Interests of Named Experts and Counsel” in the Prospectus that is a part of the Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,
KANE RUSSELL COLEMAN & LOGAN PC